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Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

        We consent to use in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-195237) on Form N-2 of FS Energy and Power Fund II—A of our report dated August 21, 2014, relating to our audit of the financial statement of FS Energy and Power Fund II, appearing in the Prospectus, which is a part of this Post-Effective Amendment No. 2 to the Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

Blue Bell, Pennsylvania
March 2, 2015

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  Exhibit (n)(2)
Consent of Independent Registered Public Accounting Firm